UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported): November 18, 2011

Midas Medici Group Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52621	37-1532843
(State or other jurisdiction of incorporation)	Commission file number	(IRS Employer Identification No.)

 445 Park Avenue, 20th Floor, New York, New York 10222

Registrant’s telephone number, including area code (212) 792-0920

Copies to:
Thomas Rose, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 18, 2011, the management of Midas Medici Group Holdings, Inc. (the “Company”) concluded that the unaudited condensed consolidated financial statements for the three and nine months ended September 30, 2011 included in the Company’s Form 10-Q filed with the Securities and Exchange Commission on November 17, 2011 should no longer be relied upon because of an error  in foreign currency translation adjustments related to the Company’s recent acquisition of Cimcorp Inc. During a review of the Company’s Condensed Consolidated Balance Sheet as of September 30, 2011, the Company noted that it included goodwill and other intangible assets based upon historical foreign currency exchange rates as of August 2, 2011, the date of the acquisition of Cimcorp. Inc. The Company determined that the carrying values of the goodwill and other intangible assets of the foreign subsidiary should be recorded based upon the foreign currency exchange rate of the current reporting period of September 30, 2011, versus the historical foreign currency exchange rate as of August 2, 2011, the date of the Cimcorp Inc. acquisition. The Company has determined to restate its Condensed Consolidated Balance Sheet, Statements of Stockholders’ Equity and Notes 1, 5 and 17 and to insert a new Note 1A as of September 30, 2011 to record a decrease in goodwill and other intangible assets of $2.516 million with a corresponding decrease to accumulated other comprehensive loss and an increase in comprehensive loss of $2.516 million as of September 30, 2011. The correction of this error has no impact on the Company’s previously reported Condensed Statement of Operations and Cash Flows for the interim periods ended September 30, 2011 and 2010. The correction of this error also has no impact on the Company’s prior period financial statements and previously filed SEC reports.

The Company’s management has apprised the Company’s Board of Directors and has discussed the matters disclosed in this 8-K with its independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midas Medici Group Holdings, Inc.

Date: November 23, 2011	By:	/s/ Nana Baffour
Nana Baffour
Chief Executive Officer